Exhibit 5

                                HOGAN & HARTSON
                                COLUMBIA SQUARE
                            555 THIRTEENTH STREET NW
                            WASHINGTON DC 20004-5600
                                 (202) 637-5600



                               December 6, 1995



Board of Directors
Webster Financial Corporation
Webster Plaza
145 Bank Street
Waterbury, Connecticut 06702

Ladies and Gentlemen:

                  We are acting as counsel to Webster Financial Corporation, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3, as amended (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 1,265,000 shares of the Company's common stock, par value $.01 per share, all of which shares (the "Shares") are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Sec. 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1. An executed copy of the Registration Statement, including Pre-Effective Amendment No. 1 thereto.

                  2. The Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of Delaware on November 28, 1995 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.
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                  3.  The  Bylaws,  as  amended  to  date,  of  the  Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  4. The proposed form of Purchase Agreement among the Company and the several Underwriters to be named therein, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Advest, Inc. will act as the representatives, filed as
                      Exhibit 1 to the Registration Statement (the "Purchase Agreement").

                  5. Resolutions  of  the  Board  of  Directors  of  the Company
                     adopted on October 30, 1995 and November 27, 1995, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) final action of the Pricing Committee of the
Board  of  Directors  of  the  Company   approving  the  price  of  the  Shares,
(ii) execution and delivery by the Company of the Purchase Agreement, (iii) effectiveness of the Registration Statement, (iv) issuance of the Shares pursuant to the terms of the Purchase Agreement and (v) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing Committee referred to above, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.
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                  We assume no  obligation  to advise you of any  changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                  We hereby  consent  to the  filing of this  opinion  letter as
Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                        Very truly yours,


                                        /s/ Hogan & Hartson L.L.P.

                                       HOGAN & HARTSON L.L.P.

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